Exhibit 23.1
INDEPENDENT AUDITORS’ CONSENT
We consent to the incorporation by reference in the registration statements (Nos. 333-102046, 333-64836, 333-79409, 333-81639, 2-96887, 33-48831, 33-35810 and 333-57045) on Forms S-8 and in the registration statement (No. 333-109810) on Form S-3 of Bowne & Co., Inc. of our report dated April 16, 2008 relating to the financial statements of ADS MB Corporation for the nine month period ending September 30, 2007, appearing in this Current Report on Form 8-K/A of Bowne & Co., Inc.
/s/ Deloitte & Touche LLP
April 16, 2008